Exhibit 10.1

Execution Copy

ROLLOVER AGREEMENT

This ROLLOVER AGREEMENT, is dated as of August 13, 2019 (this “Agreement”), between BCEC—Port Holdings (Delaware), LP, a Delaware limited partnership (“Aggregator”), and the individual named on the signature page hereto (the “Investor”).

WHEREAS, Aggregator has entered into an Agreement and Plan of Merger, dated as of the date hereof with Presidio, Inc., a Delaware corporation (the “Company”) and Port Merger Sub, Inc., a Delaware corporation (“Merger Sub”) (as may be amended, modified or supplemented from time to time, the “Merger Agreement”), pursuant to which on the terms and subject to the conditions set forth therein, Merger Sub shall be merged with and into the Company, with the Company as the surviving corporation in the Merger. Certain capitalized terms used in this Agreement are defined in Section 2 hereof and other capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement;

WHEREAS, the Investor desires to, immediately prior to and contingent upon the occurrence of, the Merger, contribute Rollover Stock to Aggregator in exchange for the issuance by Aggregator to the Investor of a number of Class A-2 limited partnership units of Aggregator (“Aggregator Units”), as determined in accordance with this Agreement; and

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and conditions as hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency is hereby acknowledge, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Rollover. Effective as of the Rollover Closing, upon the terms and subject to the conditions of this Agreement, the Investor hereby sells, transfers, contributes and delivers to Aggregator all of his right, title, and interest in and to the Rollover Stock, and Aggregator hereby acquires and accepts the Rollover Stock. In consideration therefore, at the Rollover Closing, Aggregator shall issue to the Investor a number of Aggregator Units with the same value (based on the price per unit paid by Sponsor to acquire equity interests in Aggregator) as the Rollover Value. Aggregator and Investor agree to treat the contribution of the Rollover Stock as a tax-deferred contribution pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”), and not to take any tax position inconsistent with such agreed position, except in each case as otherwise required by a “determination” within the meaning of Section 1313(a) of the Code.

2. Certain Definitions. The following terms have the following meaning when used in this Agreement:

(a) “Rollover Stock” means a number of shares of Common Stock of the Company specified on the signature page hereto (as equitably adjusted in the event of any stock splits, consolidations, sub-divisions, reclassifications or the like).

(b) “Rollover Value” means the product of (i) the Merger Consideration and (ii) the number of Rollover Stock.

(c) “Sponsor” means BC European Capital X-1 to 10 and 5A LP, and BCEC X Luxembourg 1 SCSp, and their affiliates.

3. Rollover Closing.

(a) The closing of the transactions contemplated hereby (the “Rollover Closing”) will take place immediately prior to the Effective Time.

(b) At or prior to the Rollover Closing, Aggregator and the Investor shall execute and deliver a limited partnership agreement on customary terms and giving effect to the terms related thereto set forth in Exhibit A hereto (the “LPA”). The Investor agrees that the issuance by Aggregator Units pursuant to this Agreement is expressly conditioned upon the execution and delivery by the Investor of the LPA.

(c) If the Investor holds a Certificate evidencing Rollover Stock, the Investor shall surrender such Certificate at the Rollover Closing to Aggregator. At or prior to the Rollover Closing, the Investor shall provide instructions to the Company’s transfer agent to transfer all of the Rollover Stock to the name of the Investor. The Investor shall take all other actions and execute all other documents as reasonably requested by Aggregator to effect the transfer of the Rollover Stock to Aggregator as of the Rollover Closing.

4. Termination. This Agreement shall automatically terminate if, at any time prior to the Rollover Closing, the Merger Agreement shall have been terminated in accordance with its terms by any of the parties thereto. In the event of any termination of this Agreement as provided in this Section 4, this Agreement shall forthwith become wholly void and of no further force or effect and there shall be no liability on the part of any parties hereto or their respective officers or directors, except as provided in Section 5. This Agreement may be terminated by the Aggregator if, at any time prior to the Closing, Investor ceases to be employed by the Company or any of its Subsidiaries.

5. Representations and Warranties of the Investor. The Investor represents and warrants to Aggregator that:

(a) The Investor is competent to, and has sufficient capacity to, execute and deliver this Agreement and the agreements contemplated hereby and to perform the Investor’s obligations hereunder and thereunder. This Agreement has been, and at the Rollover Closing the LPA will be, duly executed and delivered by the Investor and, assuming the due authorization, execution and delivery of this Agreement or the LPA, as applicable, by Aggregator, this Agreement constitutes and the LPA will constitute the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions;

(b) The execution, delivery and performance by the Investor of this Agreement and the agreements contemplated hereby and the consummation by the Investor of the transactions contemplated hereby and thereby does not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to the Investor or the Investor’s properties or assets; (ii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to the Investor or Investor’s properties or assets; or (iii) result in any breach of any terms or conditions, or constitute a default under, any contract, agreement or instrument to which the Investor is a party or by which the Investor or Investor’s properties or assets are bound;

(c) There is no Litigation to which the Investor is a party pending or, to the knowledge of the Investor, threatened that would, or would reasonably be expected to, impair, prevent, prohibit or materially delay the transactions contemplated by this Agreement;

(d) As of the date hereof and on the date of the Rollover Closing, the Investor holds of record and beneficially owns the Rollover Stock, free and clear of all Liens, and has full and sole right, power and authority to transfer the Rollover Stock to Aggregator. On the date of the Rollover Closing, the Investor will not be a party to any option, warrant, purchase right, or other Contract or commitment (other than this Agreement) that could require, or restrict or impair the ability of, the Investor to sell, transfer, or otherwise dispose of any capital stock of the Company;

(e) The Investor’s principal place of residence is as set forth on the signature page hereto;

(f) There is no liability or obligation created or incurred by the Investor to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Aggregator or any of its current or future Affiliates could become liable or obligated;

(g) The Investor acknowledges and represents that the Investor has been advised by Aggregator that:

(i) the offer and sale of the Aggregator Units have not been registered under the Securities Act;

(ii) the Investor must continue to bear the economic risk of the investment in the Aggregator Units unless the offer and sale of such Aggregator Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

(iii) there is no established market for the Aggregator Units and it is not anticipated that there will be any public market for the Aggregator Units in the foreseeable future;

(iv) Investor understands that the LPA will contain restrictions on the transferability of the Aggregator Units and will provide that, in the event that the conditions relating to the transfer of any Aggregator Units in such document have not been satisfied, the Investor will not be able to transfer any such Aggregator Units, and unless otherwise specified, Aggregator will not recognize the transfer of any such Aggregator Units on its books and records or issue any certificates representing any such Aggregator Units, and any purported transfer not in accordance with the terms of the LPA shall be void; and

(v) a notation shall be made in the appropriate records of Aggregator indicating that the Aggregator Units are subject to restrictions on transfer and, if Aggregator should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Aggregator Units;

(h) the Investor acknowledges and understands that an investment in the Aggregator Units involves substantial risks and that the Investor could lose all or a portion of the investment in the Aggregator Units;

(i) the Investor’s financial situation is such that the Investor can afford to bear the economic risk of holding the Aggregator Units for an indefinite period of time, has adequate means for providing for the Investor’s current needs and personal contingencies, and can afford to suffer a complete loss of the Investor’s investment in the Aggregator Units;

(j) the Investor’s knowledge and experience in financial and business matters are such that the Investor is capable of evaluating the merits and risks of the investment in the Aggregator Units;

(k) the Investor understands that an investment in the Aggregator Units is a speculative investment which involves a high degree of risk of loss of the Investor’s investment therein, there are substantial restrictions on the transferability of the Aggregator Units and, on the date of the Rollover Closing and for an indefinite period following such date, there will be no public market for the Aggregator Units and, accordingly, it may not be possible for the Investor to liquidate the Investor’s investment in case of emergency, if at all;

(l) the Investor has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Aggregator and its representatives concerning Aggregator and its subsidiaries, the Merger and the terms and conditions of the Aggregator Units;

(m) the Investor has had an opportunity to seek such professional advice (including with respect to the legal and tax consequences under federal, state, local, and other Laws of the United States or any other country and the possible effects of changes in any such Laws) as he has deemed appropriate under the circumstances and has adequate information concerning the business and financial condition of Aggregator and its Subsidiaries to make an informed decision regarding the transactions contemplated by this Agreement;

(n) the Investor understands that after consummation of the Rollover Closing and the Effective Time, the consolidated total indebtedness of Aggregator and its subsidiaries (including the Company) will be significantly greater than the consolidated total Indebtedness of the Company and its subsidiaries prior to the Closing Date;

(o) the Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act and and the Aggregator Units to be acquired by it pursuant to this Agreement are being acquired for its own account and not with a view to any distribution thereof or with any present intention of offering or selling any of the Aggregator Units in a transaction that would violate the Securities Act or the securities laws of any state of the United States of America or any other applicable jurisdiction, and has delivered, or will deliver, to Aggregator a true, correct and complete questionnaire substantially in the form attached hereto as Exhibit B;

(p) the Aggregator Units to be acquired by it pursuant to this Agreement are being acquired for Investor’s own account and not with a view to any distribution thereof or with any present intention of offering or selling any of the Aggregator Units in a transaction that would violate the Securities Act or the securities laws of any state of the United States of America or any other applicable jurisdiction;

(q) The Investor understands that there may be additional issuances of equity securities of Aggregator and the Aggregator Units issued hereunder may be diluted in connection with such issuances;

(r) The Investor has not been induced to agree to execute this Agreement by any statement, act or representation of any kind or character by anyone, except as contained herein and in the Merger Agreement, the LPA and confirms that it is not purchasing the Aggregator Units as a result of any form of general solicitation or general advertising, including (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising;

(s) The Investor has not been subject to any event specified in Rule 506(d)(1) of the Securities Act or any proceeding or event that could result in any such disqualifying event (“Disqualifying Event”) that would either require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of Aggregator’s use of the Rule 506 exemption;

(t) The Investor acknowledges that it has conducted, to its satisfaction, an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of Aggregator and its Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, the Investor has relied on the results of such Investor’s own independent investigation and verification, in addition to the representations and warranties of Aggregator expressly and specifically set forth in this Agreement. Such representations and warranties by Aggregator constitute the sole and exclusive representations and warranties of Aggregator or any other person (including Sponsor and its affiliates) to the Investor in connection with this Agreement, whether in writing, orally or otherwise, and the Investor understands, acknowledges and agrees that all other representations and warranties of any kind or nature in connection with this agreement, express or implied and the accuracy and completeness thereof (including any relating to the future or historical financial condition, results of operations, assets or liabilities of Aggregator or its subsidiaries or the accuracy and completeness of any information supplied relating to Aggregator or its subsidiaries) are specifically disclaimed by Aggregator and are not being relied upon by the Investor or any of its representatives or affiliates; and

(u) The Investor understands that Aggregator is relying upon the accuracy and completeness of the representations contained herein (including the exhibits hereto) in complying with its obligations under applicable Law.

6. Representations and Warranties of the Aggregator. The Aggregator represents and warrants to the Investor that:

(a) the Aggregator is a limited partnership duly organized, existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Aggregator, and has full power and authority to enter into and perform its obligations under or with respect to this Agreement, to sell the Aggregator Units to the Investor in accordance with the terms hereof;

(b) the execution, delivery and performance by the Aggregator and the sale of the Aggregator Units to the Investor in accordance with the terms hereof and thereof, are within its organizational powers and have been duly authorized by all necessary organizational action on the part of the Aggregator;

(c) this Agreement has been duly executed and delivered by the Aggregator, and each of the Aggregator Units will be validly issued to the Investor in accordance with the terms hereof and thereof. This Agreement constitutes the legal, valid and binding obligations of the Aggregator, enforceable against the Aggregator in accordance with its respective terms (except as such enforceability may be limited by the Enforceability Exceptions); and

(d) the execution, delivery, and performance of this Agreement by the Aggregator does not and will not conflict with, violate, or cause a breach of any material agreement, contract, or instrument to which the Aggregator is a party or any judgment, order, or decree to which the Aggregator is subject.

7. Merger Agreement. The Investor acknowledges and agrees that neither Aggregator nor any of its officers, directors or affiliates will have any liability or obligation to the Investor with respect to this Agreement resulting from or arising out of any termination of the Merger Agreement or any failure to complete the Merger or any breach of the Merger Agreement by Aggregator or any other party thereto.

8. Restriction on Transfers; Appraisal Rights. The Investor hereby agrees, during the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, not to, directly or indirectly, in whole or in part, (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Rollover Stock (any such action, a “Transfer”), or (ii) grant any proxies or powers of attorney with respect to the Rollover Stock, deposit any such Rollover Stock into a voting trust or enter into a voting agreement with respect to any such Rollover Stock, in each case with respect to any vote on the approval and adoption of the Merger Agreement. The Investor hereby irrevocably and unconditionally waives any and all rights that may arise with respect to the Merger or any of the transactions contemplated by the Merger Agreement to demand appraisal of any Rollover Stock (including, without limitation, under Section 262 of the DGCL) or any rights that the Investor may have to dissent from the Merger.

9. Confidentiality. Other than as required pursuant to applicable Law (including the rules of any applicable stock exchange), the Investor agrees, in connection with the execution of this Agreement, to not disclose the contents of, or make any public announcement regarding, this Agreement and the transactions contemplated hereby, without obtaining the prior written approval of the Aggregator.

10. Non-Recourse. All claims or causes of Litigation (whether in Contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, performance or non-performance of this Agreement (including any representation or warranty made in or in connection with this Agreement) may be made by any party hereto only against the Persons that are expressly identified as parties hereto, and (a) no Person who is not a named party to this Agreement, including any Non-Party Affiliates, shall have any Liability (whether in Contract or in tort, in law or in equity, or based upon any theory that seeks to impose Liability of an entity party against its owners or Affiliates) to any party to this Agreement for any obligations or Liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of this Agreement or its negotiation or execution; and (b) each party hereto or thereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates.

11. Agreement to Cooperate; Further Assurances. Investor and Aggregator shall each use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby.

12. Bad Actor Event. The Investor will promptly notify Aggregator in writing if the Investor becomes subject to a Disqualifying Event at any time after the date hereof. In the event that the Investor becomes subject to a Disqualifying Event at any time after the date hereof, the Investor agrees and covenants to use such Investor’s commercially reasonable efforts to coordinate with Aggregator (i) to provide documentation as reasonably requested by Aggregator or its Subsidiaries related to any such Disqualifying Event and (ii) to implement a remedy to address the Investor’s changed circumstances such that the changed circumstances will not affect in any adverse respect Aggregator’s and its Affiliates’ ongoing and/or future reliance on the Rule 506 exemption under the Securities Act.

13. Notices. Any notice, request, instruction or other document or other communication to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (1) when received if given in person or by courier or a courier service (providing proof of delivery), (2) on the date of transmission if sent by email or facsimile by 5:00 p.m. New York City time on a Business Day or, otherwise, on the next succeeding Business Day, (3) on the next Business Day if sent by an overnight delivery service marked for overnight delivery (providing proof of delivery), or (4) five (5) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

(a) If to Aggregator, to it at the following address:

BCEC—Port Holdings (Delaware), LP

c/o BC Partners Advisors L.P.

650 Madison Avenue

New York, New York 10022

Attention: Fahim Ahmed

Email: Fahim.Ahmed@bcpartners.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Peter Martelli, P.C.; Dvir Oren, P.C.; Abhishek Kolay

Email: peter.martelli@kirkland.com; dvir.oren@kirkland.com;

abhishek.kolay@kirkland.com

(b) If to the Investor, to the address indicated in the signature pages hereto.

14. Governing Law; Consent to Jurisdiction. This Agreement and all claims, controversies, disputes or proceedings in connection with the transactions contemplated by this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles. All Litigation arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Litigation, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Litigation and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Litigation. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 13; provided, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law. The parties hereto agree that a final judgment in any such Litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

15. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES OF FACT AND LAW, AND THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY OTHERWISE HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE NEGOTIATION, EXPLORATION, DUE DILIGENCE WITH RESPECT TO OR ENTERING INTO OF THIS AGREEMENT, OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT a. NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN

THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, b. EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, c. EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND d. EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

16. Successors and Assigns. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors.

17. Limitation on Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. Any assignment or delegation in derogation of this provision shall be null and void.

18. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Interpretation. The headings preceding the text of Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

20. Survival. The representations and warranties contained herein will survive the Rollover Closing.

21. Amendments and Waivers. No amendment, modification or supplement to the Agreement shall be enforced against any party unless such amendment, modification or supplement is in writing and signed by Aggregator and the Investor. Any waiver by any party of any term of this Agreement shall not operate as or be construed to be a waiver of any other term of this Agreement. Any waiver must be in writing and signed by the Party charged therewith.

22. Integration. This Agreement, together with all documents referenced herein, contains the entire understanding of the parties with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to this subject matter. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

23. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

24. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BCEC—Port Holdings (Delaware), LP

By:
Its:

INVESTOR

Name:
Address:

My “Rollover Stock” will be 363,656 shares of Common Stock representing 2⁄3rd of the shares of Common Stock owned by me.

Exhibit A

(Separately attached)

Exhibit B

FORM OF ACCREDITED INVESTOR QUESTIONNAIRE

Please check the appropriate representation, if any, that applies to you.

                         I am an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act) because I certify that (check all appropriate descriptions that apply):

a.                          I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000. For purposes of this item, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Securities for the purpose of investing in the Securities.

b.                          I am a natural person who had individual income exceeding $200,000 in each year of the Relevant Period1 and I have a reasonable expectation of reaching the same income level in the current calendar year. For purposes of this item, “income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any gains excluded from the calculation of adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.

c.                          I am a natural person who had joint income with my spouse exceeding $300,000 in each year of the Relevant Period and I have a reasonable expectation of reaching the same income level in the current calendar year, as defined above.

d.                          I am a director, executive officer or general partner of the Aggregator, or a director, executive officer or general partner of a general partner of the Aggregator. (For purposes of this item, “executive officer” means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Aggregator.)

             I am not an accredited investor because none of the above criteria apply to me.

By:

Name:

State of Residence:

[1]	“Relevant Period” means each of the two calendar years immediately preceding the date of execution of this questionnaire.